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                                                                    Exhibit 3(i)

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                          PRO TECH COMMUNICATIONS, INC.

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         Pursuant to Sections 607.1003 and 607.1007 of the Florida Business
Corporation Act, Pro Tech Communications, Inc., a Florida corporation (the ACorporation@), certifies that:

         These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of shares of the common stock of the Corporation, and the shareholders of the Corporation approved such amendments at an annual shareholders' meeting duly held on August 11, 2000. The number of votes cast in favor of the amendments was sufficient for approval by the holders of the common stock of the Corporation. These Amended and Restated Articles of Incorporation were duly adopted, and proposed and recommended for action by the shareholders, by the Board of Directors at a meeting of the Board of Directors held on August 14, 2000.

         The text of the Articles of Incorporation, as amended, of the Corporation is hereby amended and restated in its entirety, effective as of the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State of Florida, to read as follows:

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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          PRO TECH COMMUNICATIONS, INC.

                                    ARTICLE I

                                      NAME

         The name of the Corporation is Pro Tech Communications, Inc.

                                     ARTICLE

                                PRINCIPAL OFFICE

         The mailing address of the principal office of this Corporation is:

                           3311 Industrial 25th Street
                           Fort Pierce, Florida 34946

                                   ARTICLE III

                                     PURPOSE

         This Corporation is organized for the purpose of transacting any and all lawful business.

                                   ARTICLE IV

                                  CAPITAL STOCK

                  A. The aggregate number of shares which the corporation is authorized to issue is Forty-One Million (41,000,000) shares, consisting of:

                           (1) Forty Million (40,000,000) shares of common stock
with a par value of $.001 per share (the "Common Stock"); and

                           (2) One Million (1,000,000) shares of preferred stock
with a par value of $.01 per share (the "Preferred Stock").

                  B. The preferences and relative, participating or other rights of the preferred stock, and the qualifications, limitations or restrictions thereof are as follows:

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                           (1) The Preferred Stock may be issued from time to
time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

                           (2) Authority is hereby expressly granted to and
vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                                    (a) whether or not the class or series is to
         have voting rights, full or limited, or is to be without voting rights;

                                    (b) the preferences and relative,
         participating, optional or other special rights, if any, with respect to any class or series;

                                    (c) whether or not the shares of any class
         or series shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                                    (d) whether or not the shares of a class or
         series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                                    (e) the dividend rate, whether dividends are
         payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                                    (f) whether or not the shares of any class
         or series shall be convertible into, or exchangeable for, the shares of any other class of classes or of any other series of the same of any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expresses or provided for in such resolution or resolutions; and



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                                    (g) such other special rights and protective
         provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

                                    ARTICLE V

                           REGISTERED OFFICE AND AGENT

         The street address of the registered office of this Corporation is 3732 N.W. 16th Street, Fort Lauderdale, Florida 33311 and the name of the registered agent of this Corporation at that address is Filings, Inc., a Florida corporation.

                                   ARTICLE VI

                               BOARD OF DIRECTORS

         The Corporation shall initially have one (1) director to hold office until the first annual meeting of shareholders and his successor shall have been duly elected and qualified, or until his earlier resignation, removal from office or death. The number of directors may be either increased or decreased from time to time in accordance with the Bylaws of the Corporation.

                                   ARTICLE VII

                                 INDEMNIFICATION

         The Corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

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                                  ARTICLE VIII

                                    AMENDMENT

         This Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation, or any amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation as of the 14th day of August 2000.


                                                /s/ Richard Hennessey
                                                --------------------------------
                                                Richard Hennessey, President
                                                Pro Tech Communications, Inc.

STATE OF FLORIDA
COUNTY OF ST. LUCIE

         The foregoing instrument was acknowledged before me this 14th day of August 2000, by Richard Hennessey, President of Pro Tech Communications, Inc., a Florida corporation, on behalf of the corporation. He is personally known to me or has produced driver's license as identification.



                                                /s/ Jan Miller
                                                --------------------------------
                                                        NOTARY PUBLIC

                                                          Jan Miller
                                                --------------------------------
                                                      Type or Print Name


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